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As filed with the Securities and Exchange Commission on August 20, 1998                                   Registration No. 333-57845
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                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549

                                                             ----------

                                                  POST-EFFECTIVE AMENDMENT NO. 1 TO
                                                              FORM S-1
                                                       REGISTRATION STATEMENT
                                                  UNDER THE SECURITIES ACT OF 1933

                                                             ----------

                                                      GOUVERNEUR BANCORP, INC.
                                       (Exact Name of Registrant as Specified in Its Charter)

            United States                                        6035                                    Requested
     (State or Other Jurisdiction                      (Primary Standard Industry                    (I.R.S. Employer
     of Incorporation or Organization)                 Classification Code Number)                 Identification No.)


                                42 Church Street, Gouverneur, New York 13642 Tel. No. (315) 287-2600
                              (Address, Including Zip Code, and Telephone Number, Including Area Code,
                                            or Registrant's Principal Executive Offices)

                                                         Richard F. Bennett
                                                President and Chief Executive Officer
                                               Gouverneur Savings and Loan Association
                                            42 Church Street, Gouverneur, New York 13642
                                                           (315) 287-2600
                (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                            Please send copies of all communications to:
                                                          Jay L. Hack, Esq.
                                                       Clifford S. Weber, Esq.
                                                      Serchuk & Zelermyer, LLP
                                            81 Main Street, White Plains, New York 10601

                                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                             As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
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Title of Each Class of            Amount to be          Proposed           Proposed Maximum Aggregate        Amount of Registration
Securities Being Registered       Registered            Offering Price     Offering Price (1)                Fee
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
  Common Stock,
  $0.01 Par Value                   2,201,962            $5.00              $11,009,810                       $3,336.00 (2)
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(1)  Estimated solely for purposes of calculating the registration fee.

(2)  Previously paid with the filing of Form S-1 on June 26, 1998.

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


                                     Part II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.


SEC registration fees ............................................        $3,336
NASD filing fee (1) ..............................................         1,600
NASDAQ National Market Listing Fee(1) ............................         6,000
OTS filing fees ..................................................        19,600
Underwriter's legal fees .........................................        25,000
Printing, postage and mailing ....................................        60,000
Legal fees and expenses - issuer's counsel .......................       100,000
Accounting fees and expenses .....................................        75,000
Marketing agent fees and commissions .............................       135,000
Appraiser's fees and expenses (including business plan) ..........        23,500
Transfer agent and registrar fees and expenses ...................         4,000
Stock Certificate printing .......................................         3,000
Blue Sky filing fees and related expenses ........................         8,000
Miscellaneous ....................................................        60,964
                                                                        --------
TOTAL ............................................................      $525,000
                                                                        --------

(1) Actual expenses based upon the registration of 2,201,962 shares at $5.00 per share. All other expenses are estimated.

(2) Estimated based upon the sale of 2,201,962 shares at $5.00 per share, with no commission payable on 8% of the shares purchased by the ESOP and $745,000 estimated to be purchased by directors, officers and employees.

Item 14. Indemnification of Directors and Officers.

     The directors and officers of the Company are entitled to indemnification against certain liabilities in accordance with the provisions of section 545.121 of the regulations of the Office of Thrift Supervision, which generally provide that directors, officers and employees are entitled to indemnification against liability, costs and expenses arising out of any action brought or threatened because such person is or was a director, officer or employee of the Company. Indemnification is permitted if a final judgment on the merits is rendered in favor of the indemnified person. If there is a settlement or a final judgment against the indemnified person, then indemnification is permitted only if a majority of the Company's disinterested directors determines that the indemnified person was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably believed under the circumstances was in the best interests of the Company or its stockholders.

Item 15. Recent Sales of Unregistered Securities.

     None.

Item 16. Exhibits and Financial Statement Schedules.

     The exhibits filed as part of this Registration Statement are as follows:

(a). List of Exhibits. (Filed herewith unless otherwise noted.)

Exhibit No.                        Description

1.1 Engagement Letter (proposal for marketing agent services, including indemnification letter), dated April 6, 1998 between Gouverneur Savings and Loan Association and First Albany Corporation.*

1.2       Form of Agency Agreement*

2.1 Plan of Mutual Holding Company Reorganization and Stock Issuance of Gouverneur Savings and Loan Association*

3.1       Federal Stock Charter of Gouverneur Bancorp, Inc.*

3.2       Bylaws of Gouverneur Bancorp, Inc.*

3.3       Federal Stock Charter of Gouverneur Savings and Loan Association*

3.4       Federal Stock Bylaws of Gouverneur Savings and Loan Association*

4.1       Form of Stock Certificate of Gouverneur Bancorp, Inc.*

5.1       Opinion of Serchuk & Zelermyer, LLP regarding legality*

8.1 Opinion of Serchuk & Zelermyer, LLP regarding federal and state taxation*

8.2       Opinion of Keller & Company, Inc. regarding Subscription Rights*

10.1      Employee Stock Ownership Plan of Gouverneur Bancorp, Inc.

23.1      Consent of KPMG Peat Marwick LLP*

23.2      Consent of Serchuk & Zelermyer, LLP*

23.3      Consent of Keller & Company, Inc.*

24.1      Power of Attorney*

27.1      Financial Data Schedule*

99.1      Appraisal Report of Keller & Company, Inc.*

99.2      Form of Marketing Materials to be used in connection with the
          Offerings
----------
*    Previously filed

                  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to provide to the agent at the closing specified in the Agency Agreement, certificates in such denominations and registered in such names as required by the agent to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon the Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post- Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town and Village of Gouverneur, State of New York, on August 20, 1998.

                                           Gouverneur Bancorp, Inc.



                                           By: /s/ Richard F. Bennett
                                               ----------------------------
                                              Richard F. Bennett
                                              President and Chief Executive
                                              Officer
                                              (duly authorized officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature                       Title                       Date
------------------                       -----                       ----


/s/Richard F. Bennett               President, Chief             August 20, 1998
------------------------            Executive Officer and
Richard F. Bennett                  Director
                                    (Principal Executive
                                    Officer)


/s/Kay McIntosh                     Treasurer                    August 20, 1998
------------------------            (Principal Financial and
Kay McIntosh                        Accounting Officer)


/s/Richard F. Bennett               As attorney for named        August 20, 1998
------------------------            directors
Richard F. Bennett, as Power of
Attorney for* Charles E. Graves,
Robert J. Leader, Larry D. Straw,
Frank Langevin, Richard Jones
and Carl Pettito


* Pursuant to Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1.

As filed with the Securities and Exchange Commission on August 20, 1998

                                                      Registration No. 333-57845

                       ----------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    EXHIBITS
                                     TO THE
                                    FORM S-1
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            GOUVERNEUR BANCORP, INC.

                                42 Church Street
                           Gouverneur, New York 13642

                       ----------------------------------

TABLE OF EXHIBITS

                     (Filed herewith unless otherwise noted)

Exhibit
  No.                          Description

1.1 Engagement Letter (proposal for marketing agent services, including indemnification letter), dated April 6, 1998 between Gouverneur Savings and Loan Association and First Albany Corporation.*

1.2       Form of Agency Agreement*

2.1 Plan of Mutual Holding Company Reorganization and Stock Issuance of Gouverneur Savings and Loan Association*

3.1       Federal Stock Charter of Gouverneur Bancorp, Inc.*

3.2       Bylaws of Gouverneur Bancorp, Inc.*

3.3       Federal Stock Charter of Gouverneur Savings and Loan Association*

3.4       Federal Stock Bylaws of Gouverneur Savings and Loan Association*

4.1       Form of Stock Certificate of Gouverneur Bancorp, Inc.*

5.1       Opinion of Serchuk & Zelermyer, LLP regarding legality*

8.1 Opinion of Serchuk & Zelermyer, LLP regarding federal and state taxation*

8.2       Opinion of Keller & Company, Inc. regarding Subscription Rights*

10.1      Employee Stock Ownership Plan of Gouverneur Bancorp, Inc.

23.1      Consent of KPMG Peat Marwick LLP*

23.2      Consent of Serchuk & Zelermyer, LLP*

23.3      Consent of Keller & Company, Inc.*

24.1      Power of Attorney*

27.1      Financial Data Schedule*

99.1      Appraisal Report of Keller & Company, Inc.*

99.2 Form of Marketing Materials to be used in connection with the Offerings

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*    Previously filed